UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 3, 2008

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2008, the Board of Directors of ScanSource, Inc. (the “Corporation”) amended and restated the Corporation’s Bylaws by adopting amended and restated Bylaws, to be effective December 5, 2008 (the “Amended and Restated Bylaws”). These are the first bylaws amendments since they were last adopted on December 23, 1993.

The Amended and Restated Bylaws are primarily intended to (i) update the Corporation’s Bylaws to conform with changes over the past fifteen years in the South Carolina Business Corporation Act of 1988, as amended (the “South Carolina Code”), the governing law in the Corporation’s state of incorporation; (ii) enhance the advance notice provisions of the Corporation’s Bylaws so that such provisions are clear in light of recent developments in applicable law; and (iii) establish orderly procedures for the conduct of meetings of the shareholders.

The Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in its entirety herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of ScanSource, Inc., effective December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: December 9, 2008	By:	/s/ Michael L. Baur
Name: Michael L. Baur
Its: Chief Executive Officer